Exhibit 3.2

Filed in the Office of Secretary of State State Of Nevada Business Number E0087172005 - 1 Filing Number 20222262942 Filed On 4/19/2022 8:33:00 AM Number of Pages 3

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BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City , Nevada 89701 - 4201 (775) 684 - 5708 Website: www .nvsos.gov 4 T 5 C c 6 ( Profit Corporation: Certificate of Amendment ( Pu Rs u ANT TO NRs 78 . 380 & 78 . 38sn 8 . 39o ) Certificate to Accompany Restated Articles or Amended and Restated Articles (Pu Rs u ANT TO NRs 78.4 03) Officer's Statement PuRsuANr TO NRs 80 .0 30 . Effective Date and ime: (Optional) Date: Time: (must not be later than 90 days after the certificate i s filed) . Information Being hanged: (Domestic orporat i ons only) Changes to takes the follow i ng effect: The entity name has been amended . r - , The registered agent has been changed . (attach Certificate of Acceptance from new registered agent) The purpose of the ent i ty has been amended . L....J The authorized shares have been amended. The directors , managers or general partners have been amended . ,......, IRS tax language has been added. Articles have been added . Articles have been deleted . Other . The articles have been amended as follows : (provide article numbers , if available) A new article 11 has been added. Please see attachment. (attach add it iona l page(s) i f necessary) . Signature: Required) [ctl ief Executive Officer Signature of Off ic er or1utho ized Signer Title Signature of Officer or Author i zed Signer Title *I f any proposed amendment would alter or change any preference or any relative or other right given to any class or ser i es of outstand i ng shares , then the amendment must be approved by the vote , i n add i tion to the affirmative vote otherw i se required , of the holders of shares representing a majority of the vot i ng power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof . Please include any required or optional information in space below: (attach additiona l page(s) if necessary) This form must be accompanied by appropriate fees . Page 2 of 2 Rev i sed : 1 / 1/2019

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NEVADA STATE BUSINESS LICENSE Namliong SkyCosmos, Inc. Nevada Business Identification # NV20051291783 Expiration Date: 02/28/2023 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada . Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived . IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 04/20/2022. Certificate Number: B202204202595212 You may verify this certificate online at http://www.nvsos.gov BARBARA K. CEGAVSKE Secretary of State

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NEVADA STATE BUSINESS LICENSE Namliong SkyCosmos, Inc. Nevada Business Identification # NV20051291783 Expiration Date: 02/28/2023 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada . Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived . IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 04/20/2022. Certificate Number: B202204202595212 You may verify this certificate online at http://www.nvsos.gov BARBARA K. CEGAVSKE Secretary of State

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